UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2009

AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Rd., Radnor, PA.	19087-5283
(Address of principal executive offices)	(Zip Code)

(610) 687-5253
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04       Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 11, 2009, Airgas, Inc. (the “Company”) announced it has elected to redeem all of its $150 million 6.25% Senior Subordinated Notes (the “Notes”) that are due July 15, 2014.  The notes will be redeemed in full on October 13, 2009 (“the redemption date”), at a price of 103.125%.  A loss on the early extinguishment of debt of approximately $6 million (about $4 million after tax, or $0.05 per diluted share) will be recognized related to the redemption premium and the write-off of unamortized debt issuance costs.  The loss will be reflected in the fiscal third quarter ending December 31, 2009.

The election to exercise the redemption provision of the Notes accelerates the maturity date of the Notes to the redemption date.  The Company will finance the redemption of the Notes with borrowings under its revolving credit facility.  Under existing covenant restrictions, the Company’s liquidity will not be significantly affected by the redemption of the Notes.

The Company’s press release announcing the redemption of the Notes is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(a)  None

(b)  None

(c)  None

(d)  Exhibits.

  99.1 - Press Release dated September 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.		AIRGAS CARBONIC, INC.
(Registrant)		AIRGAS DATA, LLC
AIRGAS-EAST, INC.
BY:	/s/ Thomas M. Smyth,	AIRGAS-GREAT LAKES, INC.
	Thomas M. Smyth.	AIRGAS-INTERMOUNTAIN, INC.
	Vice President, Controller	AIRGAS INVESTMENTS, INC.
AIRGAS MERCHANT GASES, LLC
AIRGAS MERCHANT HOLDINGS, INC.
AIRGAS-MID AMERICA, INC.
AIRGAS-MID SOUTH, INC.
AIRGAS-NOR PAC, INC.
AIRGAS-NORTH CENTRAL, INC.
AIRGAS-NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS-REFRIGERANTS, INC.
AIRGAS RETAIL SERVICES, LLC
AIRGAS SAFETY, INC.
AIRGAS-SOUTH, INC.
AIRGAS-SOUTHWEST, INC.
AIRGAS SPECIALTY GASES, INC.
AIRGAS SPECIALTY PRODUCTS, INC.
AIRGAS-WEST, INC.
MEDICAL GAS MANAGEMENT, INC.
MISSOURI RIVER HOLDINGS, INC.
NATIONAL WELDERS SUPPLY COMPANY, INC.
NITROUS OXIDE CORP.
OILIND SAFETY, INC.
RED-D-ARC, INC.
WORLDWIDE WELDING, LLC

(Co-Registrants)
	BY:	/s/ Thomas M. Smyth Thomas M. Smyth Vice President

Date: September 11, 2009

Exhibit Index

Exhibit 99.1	Press Release dated September 11, 2009.